Exhibit 99.1

DURECT Announces Positive ELADUR™ Phase IIa Study Results

CUPERTINO, CA, December 18, 2007 / PRNewswire-First Call via COMTEX/ — DURECT Corporation (Nasdaq: DRRX) announced today positive results from a Phase IIa clinical trial for ELADUR™, DURECT’s proprietary investigational transdermal pain patch. In this study of patients suffering from post-herpetic neuralgia, ELADUR showed improved pain control versus placebo during the 3-day continuous treatment period. In addition, ELADUR appeared well tolerated overall, and patients treated with ELADUR and placebo exhibited similar safety profiles.

“To our knowledge, this is the first topical local anesthetic formulation that supports a full 3 days of pain control from a single application,” stated James E. Brown, DVM, President and CEO of DURECT. “In this study, ELADUR showed comparable safety to placebo patches as well as good wearability characteristics as patients went about their normal daily activities such as exercising and showering while wearing the patches.”

This Phase IIa study was a randomized, multi-center, double-blind, placebo-controlled, two-way cross-over study of 60 patients suffering from post-herpetic neuralgia (post-shingles pain or PHN). The objectives of the study were to assess the safety as well as the magnitude, duration and characteristics of analgesic activity of ELADUR. DURECT anticipates that detailed results will be submitted for presentation at the American Pain Society Annual Meeting in May 2008.

About ELADUR

ELADUR is an investigational transdermal drug patch intended to provide up to 3 days of local pain relief from a single application, as compared to a wearing time limited to 12 hours with currently available anesthetic patches (e.g., Lidoderm®, an FDA-approved lidocaine patch for post-herpetic neuralgia pain management). Bupivacaine, the active agent in ELADUR, is a potent, FDA-approved long-acting local anesthetic used in regional anesthesia including infiltration, nerve block, epidural and intrathecal anesthesia.

About DURECT Corporation

DURECT Corporation is an emerging specialty pharmaceutical company focused on the development of pharmaceutical systems based on its proprietary drug delivery platform technologies focused on treating chronic and episodic diseases and conditions. The Company currently has multiple late-stage pharmaceutical products in development initially focused on significant unmet medical needs in pain management, with a number of research programs underway in a variety of other therapeutic areas. For more information, please visit www.durect.com.

NOTE: ELADUR™ is a trademark of DURECT Corporation. Other referenced trademarks belong to their respective owners. ELADUR is a drug candidate under development and has not been submitted or approved for commercialization by the US Food and Drug Administration or other health authorities.

DURECT Forward-Looking Statement

The statements in this press release regarding ELADUR, its anticipated attributes and commercial potential, and future presentation of results at the American Pain Society Meeting are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s ability to design, enroll, conduct and complete clinical trials, complete the design, development, and manufacturing process development of ELADUR, obtain product and manufacturing approvals from regulatory agencies and manufacture and commercialize ELADUR, as well as marketplace acceptance of the product candidate, and the risk that submissions to present clinical data at scientific meetings may not be accepted by the sponsoring committee meeting. Further information regarding these and other risks is included in DURECT’s Form 10-Q dated November 8, 2007 under the heading “Risk Factors.”

SOURCE:

DURECT Corporation

CONTACT:

Matt Hogan, Chief Financial Officer of DURECT Corporation, +1-408-777-4936

Media Contact:

Feinstein Kean Healthcare

Jeremiah Hall, Senior Vice President, +415 677-2700, jeremiah.hall@fkhealth.com